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                                EXHIBIT 10.1

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TEXT OF THIS EXHIBIT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                                                         071497

                       SUPPLEMENTAL COMPENSATION AGREEMENT

This Supplemental Compensation Agreement (the "Agreement") between United Wisconsin Services, Inc., a Wisconsin corporation (the "Company"), and Thomas
R. Hefty ("Employee") is made this 22nd day of September, 1997.

                               P R E M I S E S:

    WHEREAS, Employee, during his employment with Company, has consistently demonstrated outstanding skills as a chief executive officer.

    WHEREAS, the Company has consulted with Hewitt Associates regarding, among other things, Employee's compensation and the comparison of Employee's compensation against a peer group with which the Company competes for executive talent.

    WHEREAS, the Company believes it is in its best interest to continue to retain the services of Employee.

    WHEREAS, the Company believes it is in the Company's best interests to provide an incentive arrangement for Employee whereby Employee is recognized and compensated for any increase in shareholder value created as a result of the Company's ownership of American Medical Security Holdings, Inc. ("AMS").

    WHEREAS, the Company desires to provide such compensation by providing Employee with phantom shares ("Phantom Shares"), the value of which is based on the value of Company common stock, no par value ("UWS Shares").

                                   AGREEMENT

    Now, therefore, the Company and Employee agree, for the consideration identified herein and in consideration of Employee's continued employment with the Company, as follows:

    1.   PHANTOM SHARE AWARD.

         (a) AWARD OF PHANTOM SHARES. Upon a Triggering Event (as defined in Section 1(b) hereof) Employee shall be awarded


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Phantom Shares, subject to the terms and conditions herein in the following amounts:

Transaction Value                        Phantom Shares Awarded
-----------------                        ----------------------

Less than $***********                        0

$***********-$***********      35,000 - .01($*********** - TRANSACTION VALUE)
                                        ------------------------------------
                                                       $28

More than $***********         35,000 + .02(TRANSACTION VALUE - $***********)(1)
                                        ---------------------------------------
                                                       $28

         (b)  TRIGGERING EVENTS.  Phantom Shares shall be awarded pursuant to
Section 1(a) hereof on the occurrence of one or more of the following events ("Triggering Events") prior to the termination of the Agreement pursuant to
Section 7 hereof:

              (i)  the sale of some or all of any capital stock of AMS;

             (ii) the sale of some or all of the assets of AMS;

            (iii) an initial public offering ("IPO") of the stock of AMS;

             (iv) the merger of AMS and an unrelated party in which UWS receives cash or stock in a publicly traded corporation;

              (v)  a spinoff of some or all of the outstanding stock of AMS;

             (vi) a dividend of AMS stock to shareholders of the Company;

            (vii) Employee's attainment of age 55; or

           (viii) any other transaction which the Board determines to be similar to the transactions identified in (i) through (vii) above.

         (c) TRANSACTION VALUE. The value to the Company resulting from a Triggering Event (the "Transaction Value") shall be:

              (i) in the event that cash or other property is received by the Company, the fair market value

-----------------------------
    (1) "*" Indicates text which has been omitted pursuant to a confidential treatment request.


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                   thereof as determined by the Board of Directors
                   in good faith;

              (ii) in the event of an IPO, spinoff or other public
                   distribution of AMS stock to Company shareholders, the value of AMS stock determined by multiplying the average closing price of AMS stock for the 30 days following such spinoff or distribution times the total number of shares of AMS stock outstanding;

             (iii) in the event of Employee's attainment of age 55 prior to any other Triggering Event, the value of AMS, as determined by the Board of Directors in good faith.

The Transaction Value shall be reduced by the fair market value (as determined by the Board of Directors in good faith) of any AMS liabilities transferred to or assumed by the Company in connection with the Triggering Event. The Transaction Value shall be determined before any income taxes payable by the Company or its shareholders.

    2. RIGHTS WITH RESPECT TO PHANTOM SHARES. Each Phantom Share awarded shall entitle Employee to a cash payment equal to the value of one UWS Share plus any dividends which are declared with respect to a UWS Share from the date of the Triggering Event until the date Employee receives payment of the Phantom Share award. Such dividends shall also accrue interest from and after their payment date at 60% of the prime rate as reported in THE WALL STREET JOURNAL and shall be held in the United Wisconsin Services, Inc. Deferred Compensation Trust. All such dividends and interest shall be subject to the vesting schedule of Section 3 hereof and shall be distributed in accordance with Section 5 hereof. Employee shall not be entitled to any voting rights with respect to the Phantom Shares.

    3. VESTING. If Employee's employment terminates prior to the date he attains age 55, the number of Phantom Shares to which Employee is entitled (and the dividends and interest payable with respect to such Shares) shall be reduced by 7% for each full or partial year between Employee's termination date and the date he would have attained age 55.

    4. TERMINATION PRIOR TO TRIGGERING EVENT. If Employee is terminated because of death, Disability or following a Change in Control of the Company, Employee (or his beneficiary) shall be entitled, if a Triggering Event occurs in the two year period from the date of such termination, to receive the Phantom Shares, if any, which he would have received if he had remained an employee of the Company during such two year period. For purposes of this Agreement, Disability means the complete inability, due to injury


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or illness, of Employee to perform with reasonable continuity any of his material and substantial duties as President and Chief Executive Officer.

    A "Change in Control" shall be deemed to occur on the earlier of (A) the acquisition by any entity, person or group, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, other than Blue Cross & Blue Shield United of Wisconsin ("BCBSU") of more than 30% of the outstanding capital stock of the Company; (B) the commencement by any entity, person or group (other than the Company or BCBSU) of a tender offer or an exchange offer for more than 20% of the outstanding stock of the Company; (C) the effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding stock of the Company immediately prior to such merger or consolidation hold less than 50% of the voting stock of the surviving or resulting corporation or (ii) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or (D) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office.

    5. DISTRIBUTION OF PHANTOM SHARES, DIVIDENDS AND INTEREST. The value of any Phantom Shares awarded to Employee pursuant to this Agreement, any dividends payable with respect to such Phantom Shares and any interest payable with respect to such dividends shall be paid to Employee (or his beneficiary in the event of his death) as soon as practicable after the date Employee ceases to be a Covered Employee under Section 162(m) of the Internal Revenue Code (or, if later, as soon as practicable after the date of the Triggering Event if the Triggering Event occurs after Employee's termination of employment and Employee or his beneficiary remains entitled to payments pursuant to Section 4 hereof). The value of Phantom Shares, dividends and interest shall be paid in cash.

    6.   FORFEITURE FOR CAUSE.    If Employee is terminated for Cause, all
Phantom Shares granted to him pursuant to this Plan, dividends and interest (whether or not such Phantom Shares, dividends and interest are vested) shall be forfeited. Cause shall mean (A) a criminal violation involving personal dishonesty or fraud; (B) breach of fiduciary duty involving personal profit; or (C) willful misconduct in the performance of his duties which materially injures the Company.

    7.   TERMINATION AND AMENDMENT.    This Agreement may be terminated by
the Board in its sole discretion, after December 31, 1999 on one year's written notice to Employee, provided however, this Agreement may not be terminated either: (A) following a Triggering Event; or (B) less than two years after Employee's termination following a Change in Control (as defined in Section 4


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hereof) or his death or Disability.  This Agreement may also be terminated or amended in writing on the mutual consent of Employee and the Company.

    8.   MISCELLANEOUS.

         (a) NO EMPLOYMENT CONTRACT. Nothing contained herein should be interpreted as an employment contract or to confer upon Employee the right to be retained in the service of the Company or to limit the right of the Company to terminate Employee.

         (b)  ADJUSTMENT FOR CAPITAL CHANGES.    In the event of any change
in the outstanding UWS Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of UWS Shares or any similar corporate change, or other increase or decrease in such UWS Shares effected without the payment or receipt of consideration by the Company, the Phantom Shares granted pursuant to Section 1(a) hereof shall be adjusted by the Company to prevent dilution or enlargement of the rights granted to Employee.

         (c)  NONTRANSFER AND NONASSIGNMENT.     Except as set forth in
Section 8(d) herein, Employee may not transfer, assign or encumber his rights under this Agreement.

         (d) BENEFICIARY DESIGNATION. Employee may designate any person to be the beneficiary of his rights under this Agreement in the event of his death. Such person or persons shall be designated in writing. In the absence of such a designation Employee's beneficiary shall be his surviving spouse, if any, or if none, his estate.

         (e)  WITHHOLDING.   The Company may withhold from any payment or
distribution made under this Plan a sufficient amount of cash to cover any applicable withholding or employment taxes.

    Dated at Milwaukee, Wisconsin this 22nd day of September, 1997.

                                       ON BEHALF OF UNITED WISCONSIN
                                       SERVICES, INC.


                                       By: /s/ James L. Forbes
                                           -------------------------------


                                       /s/ Thomas R. Hefty
                                       -----------------------------------
                                       Thomas R. Hefty


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